Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Amendment #1 to the Registration Statement on Form S-3 of Houston American Energy Corp of our report dated January 21, 2025 relating to the reserves and future revenue which appears in the Annual Report on Form 10-K of Houston American Energy Corp. for the year ended December 31, 2024. We also consent to reference to our firm as it appears under the caption “Experts” in said registration statement.

/s/ Russell K. Hall and Associates, Inc.
RUSSELL K. HALL AND ASSOCIATES, INC.
Midland, Texas
October 8, 2025